Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended December 31, 2012

EXECUTIVE SUMMARY

In the fourth quarter 2012, Jones Lang LaSalle Income Property Trust:

- Paid a fourth quarter dividend distribution, equal to an annualized gross current yield of approximately 4% on our current NAV per share[1];
- Realized modest share appreciation across all share classes as a result of a net increase in underlying property values;
- Reduced our portfolio leverage through the repayment of debt;
- Acquired the remaining 20% interest in 111 Sutter Street, a multi-tenant office building in San Francisco in which we previously owned an 80% interest;
- Executed one significant lease at Monument IV at Worldgate, an office building outside of Washington, D.C. and one more in February 2013;
- Experienced positive capital inflows from the sales of shares following the continuous public offering being declared effective by the SEC on October 1, 2012.

Portfolio Summary

Total Assets[3] (at fair value)	$814.5 million
Properties	33
Total Square Feet & Units	3.9 mil. & 2,015 units
Portfolio Occupancy	92%
Company Leverage Ratio	63%
Average Remaining Lease Term[5]	5.7 Years
Geographic Diversification	10 States and Canada
Investment Strategy	Diversified - Core
Inception Date[6]	October 1, 2012
Gross Q4 Dividend Paid	$3.015 million
Gross Q4 Dividend Per Share	$0.10
Advisory Fee	1.25%
Tax Reporting	1099-DIV

Returns Summary (as of 12-31-2012)[2]

	Class E	Class M	Class A
NAV per Share[4]	$10.14	$10.13	$10.12
Total Q4 Return	2.40%	2.30%	2.20%
2012 Annual Return	11.4%	N/A	N/A

[1] Annualized dividend yield is calculated by multiplying the most recent quarterly dividend by four and dividing the results by the most recently published NAV.
[2] Past performance is no guarantee of future results. Returns are net of Company expenses and fees.
[3] Total assets at fair value are reported at pro-rata share.
[4] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter.
Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.
[5] Average remaining lease term excludes our seven apartment properties as these leases are generally one year in term.
[6] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

1

Acquisition Activity As a result of our strong capital inflows in the fourth quarter, we were able to make a new acquisition for our property portfolio. On December 4, we acquired the remaining 20% interest in 111 Sutter Street, a 286,000 square foot, multi-tenant office building in San Francisco, in which we previously owned an 80% interest. We believe this acquisition fits squarely within our strategy to acquire income-producing core properties in primary and other target markets. Furthermore, LaSalle Investment Management’s research suggests that the San Francisco office market is strengthening and should continue to provide a positive exposure in the portfolio for the foreseeable future. Leasing & Occupancy As of December 31, 2012, total portfolio occupancy was 92%, an increase from 90% occupancy as of September 30, 2012. In the fourth quarter and early in 2013, we secured two major lease agreements at Monument IV at Worldgate, the positive impacts of which will be realized beginning in the first quarter of 2013. Monument IV is a nine-story, 228,000 square foot office building located in Herndon, Virginia, just outside of Washington D.C. In December, we entered into a lease agreement with Amazon for approximately 108,000 square feet. The lease commenced in February 2013 for a term of 11 years with two five-year extension options. In February, we also entered into a three- year lease with Fannie Mae for approximately 83,000 square feet. The execution of these leases improved the building occupancy of Monument IV to 83%, providing significant added revenue to the company and improving our overall office occupancy. The acquisition of the remaining interest in 111 Sutter Street and successful leasing of Monument IV to Amazon and Fannie Mae are expected to have a positive impact on our portfolio operations moving forward. These positive 2 Quarterly Report | December 31, 2012 Capital Raising Since the continuous public offering of our shares was declared effective by the SEC on October 1, 2012, we have seen strong capital inflows, raising in excess of $60 million. This new capital, combined with the additional $50 million investment by an affiliate of Jones Lang LaSalle, our sponsor, helped us execute on a number of key strategic initiatives, including making new investments that will further diversify and grow our portfolio. Distributions On December 14, 2012, our board of directors approved a dividend declaration for the fourth quarter of 2012 of $0.10 per share to stockholders of record as of December 28, 2012. This distribution was paid on March 28, 2013. The $0.10 per share gross distribution represents a 5.2% increase from the prior distributions of the first, second and third quarters of 2012, and is equal to an annualized current yield of approximately 4% on our current Net Asset Value (“NAV”) per share. Share Value Shares of Jones Lang LaSalle Income Property Trust became available for sale on October 1, 2012 at an initial offering price, or NAV, of $10.00 per share. As of December 31, 2012, the NAV increased to $10.12 for our Class A shares, $10.13 for our Class M shares and $10.14 for our Class E shares. The differences in NAV among the share classes are due to the differing fee structures associated with each share class. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. In the fourth quarter 2012, property values increased a net 0.8% which was the primary driver of the increase in NAV across share classes. Our daily share values are posted on our website (www. jllipt.com) or available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and dividend distributions in 2012 generated an 11.4% total annual company updatE return, comprised of a 4.1% cash return and a 7.3% share appreciation, for stockholders owning our shares for the full year 2012. portFoLio updatE Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

6% Industrial 51% Office 18% Retail 25% Apartment 19% Midwest 13% East 37% West 26% South 5% International Portfolio Diversification By Property Type By Geographic Region 3 developments, however, will likely be partially offset by the bankruptcy of the tenant at Canyon Plaza, Conexant Systems. Conexant Systems had subleased over half of the building to other tenants, so we will be collecting rent from those tenants as we determine the longer-term strategic direction for that property. Leverage Reducing the Company’s leverage ratio to its long-term target level of 30%-50% remains a key strategic objective. In the fourth quarter of 2012 and early in 2013, we completed several important transactions toward this objective. In December, we retired a $24.1 million mortgage note payable on 4001 North Norfleet, an industrial warehouse located in Kansas City, Missouri. In addition, in January 2013, we retired the $12.0 million note payable related to our purchase of the remaining interest in 111 Sutter Street. It is important to note that paying down debt is generally accretive to our current dividend yield as the average interest rate on the outstanding mortgage loans in the portfolio is approximately 5.6%, which is above our current annualized distribution rate of approximately 4%. As a result of these deleveraging efforts, the Company’s leverage ratio decreased from 74% at the end of 2011 to 63% as of December 31, 2012. Outlook In the year ahead, we are optimistic that continued successful capital raising efforts should allow us to advance our strategic objectives and further broaden and diversify our portfolio holdings. Our target acquisitions in the coming year may include well-located, well-leased industrial and grocery-anchored retail properties as well as other property types that match our operational and risk objectives. We believe that the evolving global real estate markets represent an excellent opportunity to acquire high-quality, income- producing properties and other real-estate related assets at discounts to previous market peaks and at attractive current yields. CONTACT We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com. Quarterly Report | December 31, 2012 Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management , Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited quarterly and audited annual data, if available at the time, and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2012 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.